CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights,” “Independent Registered Public Accounting Firm,” and “Portfolio Holdings Disclosure Policy,” and to the use of our report dated February 28, 2008 on the December 31, 2007 financial statements of the Equity Fund, Small/Mid Cap Equity Fund, International Equity Fund, S&P 500 Index Fund, Small Cap Index Fund, International Index Fund, Equity and Bond Fund, Bond Fund, Tax Advantaged Bond Fund, Money Market Fund, LifePath Income Fund, LifePath 2010 Fund, LifePath 2020 Fund, LifePath 2030 Fund and LifePath 2040 Fund, each a series of State Farm Mutual Fund Trust, and its incorporation by reference in the Registration Statement (Form N-1A) and in the related Prospectus and Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 26 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-42004).

/s/Ernst & Young LLP

Chicago, Illinois

April 28, 2008